CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 18, 2010, except for Note 1 as to which the date is May 12, 2010, relating to the consolidated financial statements of Deyu Agriculture Corp. as of and for the years ended December 31, 2009 and 2008 appearing in the Registration Statement on Form S-1 (Registration No. 333-167527) effective on October 21, 2010.

/s/ KCCW Accountancy Corp.

Diamond Bar, California
December 3, 2010